TURNER INTERNATIONAL, INC.
30 HUDSON YARDS
NEW YORK, NY 10001

May 13, 2024
Gerhard Zeiler

Dear Gerhard:
Reference is made to your existing employment agreement with Turner International, Inc. (the “Company”), made July 13, 2022, as amended by that certain letter amendment, dated August 23, 2022 (the “Employment Agreement”). You and the Company hereby agree that this second letter amendment (this “Amendment”) will modify the Employment Agreement as set forth herein, effective as of April 1, 2024, and that the changes described herein, including the relocation of your primary work location to New York, New York, shall not give rise to Good Reason under the Employment Agreement. Unless otherwise expressly set forth in this Amendment, capitalized terms used herein but not otherwise defined in this Amendment shall have the meanings given such terms in the Employment Agreement, and all section references shall be to sections of the Employment Agreement.
1. Section I.
The second and third sentences of Section I.A are revised as underlined below:
    Executive’s duties shall be consistent with his title, including providing strategic advice to WBD group as requested, and as otherwise directed by Company, including serving as chair or co-chair of certain of WBD’s Global Structure Integration Committees (the “GSI Committees”) for the time period determined by Company. Executive’s primary work location, including with respect to his service on the GSI Committees, shall be Company’s offices in New York, New York, but Executive shall make himself available for travel to other locations as business needs reasonably require.
The second and third sentences of Section I.B are revised as underlined below:
Notwithstanding this provision, Company and Executive agree that Executive shall not be required by Company to be physically present in New York and/or any state in the United States for more than One Hundred and Eighty-Three (183) days each year. Executive shall also be required to undertake reasonably required travel on business within both the United States and abroad.
2. Section III.
A new Section III.F as underlined below is added immediately after Section III.E and the remaining subsections of Section III are adjusted-accordingly:

F.     Housing Benefits. So long as Executive’s primary work location is New York, New York, Company shall obtain and maintain during the Term of Employment, a furnished apartment in New York City for Executive’s use while working in Company’s New York offices (the “Housing Benefit”). Company shall pay Executive an additional dollar amount equal to the amount necessary to gross-up Executive for any taxes payable on the Housing Benefit, such that the provision of the Housing Benefit is tax-neutral to him.
The first sentence of Section III.I (after giving effect to the preceding amendment) is revised as underlined below:
I.     Tax Equalization and Preparation. Executive will be tax-equalized to Executive’s place of residence in Austria in accordance with Company practice.
3. Section IV.
Clause (b) of the definition of “Good Reason” in Section IV.D is revised as underlined below:
(b) Company’s material change in the location of Company office where Executive works (i.e., relocation to a location outside the New York metropolitan area);
The first sentence of Section IV.G is revised as underlined below:
G. Work Authorization. This Agreement and Executive’s employment is conditional upon Executive having and maintaining proper and valid immigration and work authorization throughout the employment to work in the United States and UK and to travel as needed for business.
If the foregoing reflects our agreement, please sign this Amendment as indicated below. This Amendment may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission, by an e-mail which contains a portable document format (.pdf) file of an executed signature page or by means of “DocuSign” or other similar platform, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

Sincerely, Turner International, Inc.

                        By:    /s/ Jennifer Remling

                        Name: Jennifer Remling

Title: Chief People & Culture Officer

Agreed and Accepted:

/s/ Gerhard Zeiler
Gerhard Zeiler President WBD International

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